Exhibit 99.1
TrueCar Announces New Leadership Appointments

SANTA MONICA, Calif., Sept. 26, 2023 – TrueCar, Inc., (NASDAQ:TRUE), the easiest, most efficient and transparent online destination for buying and selling new and used vehicles, today announced new leadership appointments and role changes. Oliver Foley is joining TrueCar as Chief Financial Officer, replacing Teresa Luong. Jay Ku will be shifting roles from Chief Commerce Officer which he took on in February 2023, to Chief Revenue Officer. Lisa Hess is promoted to Head of Sales.

Foley will start at TrueCar on October 30 and will be responsible for the company’s financial strategy, accounting operations, corporate finance, tax compliance and investor relations. He will report to Jantoon Reigersman, President and CEO. Foley has spent over 10 years in senior corporate finance and strategy roles across several high-growth consumer brands. He will be joining TrueCar from Flexcar, LLC, a leading vehicle-subscription business in the U.S. where he led the Finance and Accounting, Risk and Analytics teams responsible for shaping the company’s long-term business strategy and growth objectives.

As Chief Revenue Officer, Ku will oversee Dealer Sales and Retention, Wholesale, Affinity Network, and OEM Solutions, in addition to existing oversight of marketing and communications. He will continue to report to Reigersman.

As Head of Sales, Hess will lead TrueCar’s field sales team for both franchise and independent dealers as well as the supporting sales functions. Hess was previously Vice President of Major Accounts at TrueCar. Prior to joining TrueCar she was the General Manager of several high-profile dealerships in the Seattle area. She has nearly 30 years of automotive industry experience, many in dealer leadership positions. Hess will report to Ku.

"We’re thrilled to welcome Oliver to the TrueCar team as we build an organization that will continue to deliver deliberate, innovative, and exciting products for both consumers and dealers. We are also excited to promote Lisa, who has been pivotal to the success and growth of our dealer partner network. Jay’s new role will be principally dedicated to TrueCar’s tremendous revenue growth opportunity," said Reigersman.

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Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding the impact of our leadership changes, future products, achievement of growth and profitability targets and our business and financial strategies. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements, and include, among others, those risks and uncertainties described under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission, or SEC, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 filed with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. All forward-looking statements in this press release are based on information available to our management as of the date of this press release and, except as required by law, management assumes no obligation to update those forward-looking statements, which speak only as of their respective dates.

About TrueCar
TrueCar is a leading automotive digital marketplace that lets auto buyers and sellers connect to our nationwide network of Certified Dealers. With access to an expansive inventory provided by our Certified Dealers, we are building the industry's most personalized and efficient auto shopping experience as we seek to bring more of the process online. Consumers who visit our marketplace will find a suite of vehicle discovery tools, price ratings and market context on new, used and Certified Pre-Owned vehicles. When they are ready, shoppers in TrueCar's marketplace can connect with a Certified Dealer in our network, who shares our belief that truth, transparency and fairness are the foundation of a great auto shopping experience. As part of our marketplace, TrueCar powers auto-buying programs for over 250 leading brands, including AARP, Sam's Club, Navy Federal Credit Union and American Express.
For more information, please visit www.truecar.com, and follow us on LinkedIn, Facebook or Twitter.

TrueCar Contact:
Sara Morgan
Senior Public Relations Manager
smorgan@truecar.com
760-880-4318